Exhibit 10.2

Nachtrag Nr. 1 zum Gewerberaummietvertrag vom 29.07.2013 bzw. 19.07.2013 (nebst Anlagen I – VI zu diesem Vertrag)	Supplemental contract no. 1 to the lease contract for commercial premises dated 29th / 19th July 2013 (together with Annexes I-VI thereto)

Zwischen	The following subsidiary provisions regarding additional premises and provisions supplementing / amending the commercial lease relating to the rooms and space in the buildings at Neuenhofer Weg 3-5, 52074 Aachen, are agreed between

der gewoge AG, Kleinmarschierstraße 54-58, 52062 Aachen, vertreten durch deren Vorstände Thomas Hübner und Ulrich Warner, ebenda,	gewoge AG, Kleinmarschierstrasse 54-58, 52062 Aachen, represented by its directors Thomas Hübner and Ulrich Warner, ibid,

Vermieter,	Landlord,

und	and

der Firma Abiomed Europe GmbH, Neuenhofer Weg 3, 52074 Aachen, vertreten durch die Geschäftsführer Herrn Dirk Michels und Herrn Dr. Thorsten Sieß, ebenda,	Abiomed Europe GmbH, Neuenhofer Weg 3, 52074 Aachen, represented by its directors Mr Dirk Michels und Dr. Thorsten Siess, ibid,

Mieter,	Tenant,

werden nachfolgende originäre Regelungen zu Zusatzflächen bzw. ergänzende/modifizierende Regelungen zum Gewerberaummietverhältnis die Räume und Flächen in den Gebäuden Neuenhofer Weg 3-5, 52074 Aachen, betreffend getroffen:

Präambel/Vertragshistorie	Preliminary / history of contract

Die Parteien schlossen unter dem 19.07.2013 (Unterschriftsleistung der Mieterin) bzw. 29.07.2013 (Unterschriftsleistung der Vermieterin) einen Gewerberaummietvertrag über Räume und Flächen, die überwiegend im Haus Neuenhofer Weg 3, 52074 Aachen gelegen sind und zu einem geringen Teil im Haus Neuenhofer Weg 5, 52074 Aachen nebst definierter Anzahl an ebenfalls dort liegender Tiefgaragen- und Außenstellplätzen. Die genaue Lage der bisher schon vermieteten Flächen/Räume/Stellplätze ergibt sich aus zum Gewerberaummietvertrag vom 19.07.2013/29.07.2013 gehörenden Anlagen I – III (genaue Grundrisspläne nebst farbigen Kennzeichnungen). Neben diesem Vertrag und seinen 3 Anlagen gibt es zwischen den Parteien keine weiteren mündlichen oder schriftlichen	On 19th July 2013 (signature by the Tenant) / 29th July 2013 (signature by the Landlord), the parties concluded a commercial lease contract in respect of rooms and space mainly situated in the building at Neuenhofer Weg 3, 52074 Aachen and a small part of which are in the building at Neuenhofer Weg 5, 52074 Aachen, together with a defined number of underground and external parking spaces also situated there. The precise location of the space/rooms/parking spaces already let is shown in Annexes I-III to the commercial lease dated 19th / 29th July 2013 (precise layout plans together with identification in colour). Apart from that contract and its 3 annexes there are no other oral or written agreements between the parties. All further terms existing in the view of either or both parties or either party in addition to the written terms of the

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vertraglichen Absprachen. Alles, was aus Sicht beider Parteien oder einer einzelnen Partei neben den schriftlichen Regelungen des Vertrages vom 19.07.2013/29.07.2013 an weiteren Regelungen existiert, etwaige Nachträge und Zusätze werden im Einvernehmen der Parteien hiermit aufgehoben. Die Parteien sind sich einig, dass bisher einzig der Vertrag vom 19.07.2013/29.07.2013 nebst den dort angefügten und genannten drei Anlagen die mietvertraglichen Modalitäten regelt. Diese Regelungen bleiben hinsichtlich der schon vermieteten Flächen/Stellplätze/Räume vollumfänglich verbindlich und gültig, sofern nicht ausdrücklich im hiesigen Nachtrag eine verändernde/ergänzende/ aufhebende Regelung getroffen wird und als solche gekennzeichnet ist.		contract dated 19th / 29th July 2013, and any supplemental contracts and additions, are hereby terminated by agreement between the parties. The parties are in agreement that until now the contractual conditions of the lease have been regulated only by the contract dated 19th / 29th July 2013 together with the three annexes attached thereto and referred to therein. These terms remain fully binding and valid in respect of the space /parking spaces / rooms already let, save insofar as an amending, supplemental or abrogating term is expressly agreed and designated as such in this supplemental contract.

Mietobjekt		Demised Premises

1.	Die bisher vermieteten Räume und Flächen sind im Gewerberaummietvertrag vom 19.07.2013 /29.07.2013 in § 1, sowie in den Anlagen I – III zum besagten Mietvertrag genau umschrieben.	1.	The rooms and space let until now are precisely described in §1 of the commercial lease contract dated 19th/29th July 2013 and in Annexes I-III to that lease contract.

2.	Zusätzlich zu den bisherigen Räumen/Flächen vermietet der Vermieter dem Mieter mit Wirkung ab dem 01.07.2015 nachstehende zusätzliche Flächen, auf deren Anmietung der Mieter gemäß § 20 des Mietvertrages vom 19.07.2013/29.07.2013 bereits ein exklusives Optionsrecht innehatte und dieses Anmietungsrecht geltend gemacht hat:	2.	In addition to the previous rooms / space, with effect from 1st July 2015 the Landlord lets the additional space referred to below, which the Tenant already had an exclusive option to rent pursuant to §20 of the lease contract dated 19th / 29th July 2013 and in respect of which it has exercised that right:

- Neuenhofer Weg Nr. 3, 52074 Aachen:

I. OG vollständig Entire 2nd floor (AE)	Büro/Nebenfläche Offices / ancillary space	759,00 m²

- Neuenhofer Weg Nr. 5, 52074 Aachen:

Untergeschoss Basement	Lagerfläche Storage	73,34 m²

Gesamtfläche zusätzlich: Total additional space:		832,34 m²

3.	Zusätzlich zu den bisher schon angemieteten Tiefgaragenstellplätzen und Außenstellplätzen	3.	In addition to the underground and external parking spaces already rented, the

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vermietet der Vermieter dem Mieter mit Wirkung ab dem 01.07.2015 weitere

•	7 Tiefgaragenstellplätze sowie

•	9 Außenstellplätze,

wobei die Festlegung der Anzahl der Stellplätze der Maßgabe in § 20 des Mietvertrages vom 19.07.2013/29.07.2013 folgt („im gleichen Verhältnis zu den zusätzlich noch anzumietenden Flächen”).

4.	Die genaue Lage sämtlicher mit diesem Nachtrag zusätzlicher vermieteter Räume/Flächen, sowie der zusätzlich vermieteten Tiefgaragen- und Außenstellplätze wird durch farbliche Kennzeichnung diesem Vertrag beigefügter Grundrisspläne: Anlagen I-VI zum 1. Nachtrag festgelegt, wobei die Parteien sich einig sind, dass die bisher schon gemäß Vertrag vom 19.07.2013/ 29.07.2013 von dem Mieter gemieteten Flächen /Räume/Stellplätze grün gekennzeichnet werden und die zusätzlichen gemäß hiesigem Nachtrag überlassenen Flächen/Räume/Stellplätze blau gekennzeichnet werden – der besseren Übersicht halber.

5.	Ergänzende Regelung zu § 1 Ziffer 2 des Vertrages vom 19.07.2013/29.07.2013: Insgesamt gilt zwischen den Parteien, dass die im Vertrag vom 19.07.2013/29.07.2013 genannten Flächenangaben hinsichtlich der bislang schon vermieteten Flächen usw., sowie derjenigen im hiesigen Nachtrag hinsichtlich der zusätzlichen Flächen usw. aus dem Optionsrecht nicht der Festlegung einer verbindlichen Beschaffenheit des Mietobjektes dienen, also nicht verbindlich die flächenmäßige Sollbeschaffenheit des Objektes darstellen. Vielmehr dienen die Flächenmaße der Festlegung des Mietzinses. Insoweit wird § 1, Ziffer 2 des Vertrages vom 19.07.2013/29.07.2013 durch vorgenannte Bestimmung ergänzt.

Mietzweck

Landlord lets to the Tenant with effect from 1st July 2015 the following further

•	7 underground parking spaces as well as

•	9 external parking spaces,

the number of which has been determined in accordance with the terms of §20 of the lease contract dated 19th / 29th July 2013 (“in the same ratio as the additional space which is being rented”).

4.	The precise location of all additional rooms/space rented under this supplemental contract and of the additional underground and external parking spaces is specified in colour on the layout plans attached to this contract: Annexes I-VI to the 1st supplemental contract the parties agree that the space/rooms/ parking spaces already rented by the Tenant pursuant to the contract dated 19th / 29th July 2013 are indicated in green and the additional space/rooms/parking spaces are indicated in blue – for the ease of reference.

5.	Provision supplemental to § 1 point 2 of the contract dated 19th / 29th July 2013: Overall it is agreed between the parties that the areas shown in the contract dated 19th / 29th July 2013 in respect of the space etc. already let and those in the present supplemental contract in respect of the additional space etc. under the option are not intended as a binding specification of the characteristics of the demised premises; thus they do not represent binding agreed areas with regard to the property. Rather, the areas serve to determine the rent. The above provision is an amendment to §1 point 2 of the contract dated 19th / 29th July 2013.

Use

With regard to the use of the additional space/parking spaces/rooms let under the present

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Was den Mietzweck der zusätzlich mit hiesigem Nachtrag vermieteten Flächen/ Stellplätze/Räume anbetrifft, gilt das Gleiche, wie schon in § 2 des Mietvertrages vom 19.07.2013/29.07.2013 geregelt. Darauf wird zu den zusätzlichen Flächen vollumfänglich Bezug genommen.

Mietzeit und Kündigung

1.	Hinsichtlich der zusätzlich vermieteten Flächen/ Stellplätze/Räume vereinbaren die Parteien, dass die Mietzeit mit dem 01.07.2015 beginnt und am 31.07.2023 (in Harmonisierung der schon geregelten Mietzeit bzgl. der bisherigen Flähen/Stellplätze (Räume) enden wird, ohne dass es einer Kündigung diesbezüglich bedarf. Auch hinsichtlich der zusätzliche Flächen/Stellplätze/Räume wird seitens des Vermieters bereits jetzt einer stillschweigenden Verlängerung widersprochen.

2.	Dem Mieter wird auch bezgl. der zusätzlichen Flächen/Stellplätze/Räume ein Optionsrecht von weiteren fünf Jahren, d.h. bis zum 31.07.2028, eingeräumt. Das Optionsrecht muss mindestens bis zum 31.01.2023 schriftlich durch den Mieter geltend gemacht werden.

Danach wird ein weiteres Optionsrecht um ganze Jahre, maximal jedoch um fünf Jahre, d.h. bis zum 31.07.2033 eingeräumt. Dieses Optionsrecht muss spätestens bis zum 31.01.2028 schriftlich durch den Mieter geltend gemacht werden.

3.	Sollte der Vermieter beabsichtigen, das Objekt – hier konkretisiert auf die gemäß oben zusätzlich vermieteten Flächen/Stellplätze/Räume – zu verkaufen, wird dem Mieter auch diesbezüglich ein Vorkaufsrecht eingeräumt. Die Parteien kommen überein, dass auf die dingliche Absicherung dieses Vorkaufsrechtes verzichtet wird.

Miete und Nebenkosten

1.	Für die mit diesem Nachtrag zusätzlich vermieteten Flächen/Räume/Stellplätze werden supplemental contract, the same shall apply as is already agreed in §2 of the lease contract dated 19th/29th July 2013. It is deemed to be incorporated in full in relation to the additional space.

Duration and Termination

1.	In relation to the additional space/parking spaces/rooms, the parties agree that the lease will commence on 1st July 2015 and end without notice on 31st July 2023 (consistent with the duration already agreed in relation to the space/parking spaces/rooms let previously). The Landlord now rejects any implied extension in relation to the additional space/parking spaces/rooms.

2.	The Tenant is also granted an option for a further five years in relation to the additional space/parking spaces/rooms, i.e. until 31st July 2028. The option must be exercised by the Tenant in writing by 31st January 2023 at the latest.

Thereafter, a further option is granted for whole years, subject to a maximum of five years, i.e. until 31st July 2033. This option must be exercised by the Tenant in writing by 31st January 2028 at the latest.

3.	If the Landlord intends to sell the property – specifically the additional space/parking spaces/rooms let under the above provisions – the Tenant is also granted a right of first refusal in respect of them. The parties agree that the right to provision of security in respect of this right of first refusal is waived.

Rent and Service Charges

1.	The following rent and service charges are agreed in respect of the additional space/rooms/parking spaces let under this supplemental contract in addition to the rent and operating and heating charges

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neben den bisher schon für die bereits angemieteten Flächen/Räume/Stellplätze jeweils gültigen Mietzinsen und Betriebs- und Heizkosten folgende Mietzinsen und Betriebskosten vereinbart:
already applicable to the space/rooms/parking spaces previously let, respectively:

Raumart Type of room	Fläche/Anzahl Area/number	m²-Preis / je Stp. Rent per sqm /space	Summe / Gesamt Total / grand total
Büro-/Nebenfläche Offices / ancillary space	759,00 m²	11,50 €	8.728,50 €
Lagerfläche Storage	73,34 m²	6,00 €	440,04 €
Tiefgaragenstellplatz Underground parking spaces	7	45,00 €	315,00 €
Außenstellplatz External parking spaces	9	20,00 €	180,00 €

Gesamt Total			9.663,54 €
Vorauszahlung Betriebskosten Advance payment of service charges			1.400,00 €

Vorauszahlung Heizkosten Advance payment of heating costs			700,00 €
Gesamt netto Total net			11.763,54 €
19 % MWSt. 19% VAT			2.235,07 €

Gesamt brutto Total gross			13.998,61 €

Für hiesigen Nachtrag, aber auch ergänzend für den bisherigen Mietvertrag vom 19.07.2013/29.07.2013 wird geregelt:

Hinweis zur Umsatzsteueroption:

Wie aus der Angabe der Umsatzsteuernummer des Vermieters im Rubrum des Vertrages, aber auch aus vorher gehenden Eintragung zur Grundmiete, monatlichen Betriebskostenvorauszahlungen und darauf insgesamt entfallener Umsatzsteuer zu sehen, optiert der Vermieter zur Umsatzsteuer im Rahmen dieses Gewerberaummietvertrages. Dem Mieter ist dies bekannt und von ihm ausdrücklich anerkannt. Insbesondere

The following is agreed in relation to the present supplemental contract but also by way of amendment to the existing lease contract dated 19th / 29th July 2013:

Note regarding value added tax option:

As can be seen from the fact that the Landlord’s value added tax number is shown in the summary of the contract, but also from the above provision relating to the basic rent, monthly advance payments of service charges and total value added tax arising thereon, the Landlord is opting for value added tax in relation to this commercial lease contract. The Tenant is aware of and expressly acknowledges this. The Tenant warrants in particular that it is a business

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versichert der Mieter, dass er ein Unternehmen im Sinne des UStG ist und dass er im Objekt nur solche Umsätze tätigt, die den Vorsteuerabzug nicht ausschließen. Ebenso verpflichtet sich der Mieter bei etwaiger genehmigter Untervermietung nur solche Mieter zu akzeptieren, die ebenfalls mit deren Gewerben im Objekt ausschließlich umsatzsteuerpflichtige Umsätze tätigen und nimmt diese etwaigen Untermietern vertraglich in die Pflicht, ausschließlich umsatzsteuerpflichtige Gewerbe im Objekt auszuführen.

Missachtet der Mieter diese Grundsätze und Voraussetzungen, wird er dem Vermieter verschuldensunabhängig zum Ersatze all derjenigen Schäden verpflichtet sein, die aus der Missachtung dem Vermieter entstehen.

2.	Bezüglich umlagefähiger Betriebskostenarten – auch die hier zusätzlich vermieteten Flächen/Räume/Stellplätze betreffend - wird einerseits auf den Katalog der Betriebskostenverordnung in jeweils gültiger Fassung verwiesen, sowie ebenso auf die Auflistung in § 4, Ziffer 2 a) des Mietvertrages vom 19.07.2013/29.07.2013 verwiesen. Sämtliche dort genannten Betriebskostenarten sind auch bezüglich der hier zusätzlich vermieteten Flächen/Räume/Stellplätze umlagefähig. Im Übrigen werden auch zu Umlageschlüsseln die Regeln im Mietvertrag vom 19.07.2013/29.07.2013 vollumfänglich von den Parteien in Bezug genommen. All jenes, was dort geregelt ist, soll auch hinsichtlich der zusätzlichen Flächen/Räume/Stellplätze gemäß hiesigem Nachtrag gelten.

3.	Für die Abrechnung der Betriebs- und Heizkosten vereinbaren die Parteien, dass der Vermieter nach seiner Wahl entweder:

•	eine Gesamtabrechnung aller nunmehr durch Mietvertrag vom 19.07.2013/29.07.2013 und hiesigem Nachtrag dem Mieter überlassener Flächen/Räume/ Stellplätze erstellt oder

•	zwei Abrechnungen getrennt erstellt und

within the meaning of the Value Added Tax Act [UStG] and that in the property it will only generate turnover which does not preclude the deduction of input tax. The Tenant also agrees that if sub-letting is permitted it will accept only sub-tenants whose business in the property also generates only taxable turnover and shall impose a contractual obligation on these potential sub-tenants to carry out only taxable business in the property.

If the Tenant disregards these principles and conditions, irrespective of fault it will be obliged to compensate the Landlord for all damage that it suffers as a result of such disregard.

2.	In relation to categories of recoverable service charges – including in relation to the additional space/rooms/parking spaces let under this supplemental contract – reference is made to the list in the Service Charges Ordinance [Betriebskostenverordnung] as amended from time to time and also to the list at § 4, point 2 a) of the lease contract dated 19th / 29th July 2013. All categories of service charge listed there are also recoverable in relation to the additional space/rooms/parking spaces let under this supplemental contract. As to the basis of allocation, the parties also incorporate the provisions in the lease contract dated 19th / 29th July 2013 in full. Everything for which provision is made there shall also apply to the additional space/rooms/parking spaces under the present supplemental contract.

3.	With regard to the reconciliation of the service and heating charges, the parties agree that at its option the Landlord shall either:

•	prepare an overall reconciliation in relation to all space/rooms/parking spaces demised to the Tenant by the lease contract dated 19th / 29th July 2013 and the present supplemental contract, or

•	Prepare and submit two separate reconciliations in relation to the old and the new

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vorlegt - die alten und die neuen Flächen/ Räume/Stellplätze betreffend.

Minderung, Aufrechnungs– und Zurückbehaltungsrecht

In Abweichung von § 7 des Mietvertrages vom 19.07.2013/29.07.2013 vereinbaren die Parteien hinsichtlich nunmehr aller vermieteten Flächen/Räume/Stellplätze folgendes:

Der Mieter kann gegen die Miete weder aufrechnen, noch ein Zurückbehaltungsrecht ausüben oder die Miete mindern, wobei dem Mieter die Geltendmachung etwaiger Rückforderungsansprüche an womöglich zu viel gezahlter Miete vollumfänglich vorbehalten bleibt. Zudem sind hiervon ausgenommen Forderungen des Mieters wegen Schadenersatz für Nichterfüllung oder Aufwendungsersatz infolge eines anfänglichen oder nachträglichen Mangels der Mietsache, den der Vermieter wegen Vorsatz oder grober Fahrlässigkeit zu vertreten hat, und andere Forderungen aus dem Mietverhältnis, soweit sie unbestritten, rechtskräftig festgestellt sind. Die Aufrechnung oder die Ausübung des Zurückbehaltungsrechts ist nur zulässig, wenn der Mieter seine Absicht dem Vermieter mindestens einen Monat vor Fälligkeit schriftlich angezeigt hat.

Mietkaution

1.	Der Mieter hat für die zusätzlich mit diesem Nachtrag angemieteten Räume dem Vermieter eine zusätzliche Sicherheit neben der bereits geleisteten und bestehen bleibenden Sicherheit gemäß Mietvertrag vom 19.07.2013/29.07.2013, § 8, zu erbringen, die das Dreifache der monatlichen Nettomiete für die hier neu vermieteten Räume/Flächen/Stellplätze, also insgesamt 28.990,62 € beträgt. Die vorstehende Sicherheit hat der Mieter dem Vermieter bis spätestens zum 15.10.2015 in Form einer Bankbürgschaft mit dem Zusatz „auf erste Anforderung” für die Laufzeit des Vertrages zu hinterlegen.

space/rooms/parking spaces.

Reduction in Rent; Right of Set-Off and Retention

By way of a variation to §7 of the lease contract dated 19th / 29th July 2013, the parties now agree the following in respect of all demised space/rooms/parking spaces:

The Tenant cannot exercise any right of set-off or retention against the rent, and has no right to reduce the rent; however, the Tenant’s right to reclaim possible overpayments of rent is reserved in full. Nor does this apply to the Tenant’s rights in respect of damages for non-performance or expenditure incurred as a result of an initial or subsequent defect in the demised premises for which the Landlord is liable by reason of deliberate fault or gross negligence, or other rights under the lease if they are undisputed, have been the subject of binding determination. Set-off and the exercise of the right of retention is permitted only if the Tenant has notified the Landlord in writing of its intention at least one month before the due date.

Rental Deposit

1.	The Tenant must provide additional security to the Landlord for the additional premises rented under this supplemental contract in addition to the security which has already been provided and which remains in place pursuant to the lease contract dated 19th / 29th July 2013, §8, in the amount of three times the net monthly rent for the newly rented rooms/space/parking spaces, a total of €28.990.62. The Tenant must deposit the aforementioned security by 15th October 2015 at the latest in form of a bank guarantee for the duration of the contract and bearing the additional words “on first demand”.

2.	Reference is also made to §8 point 2 of the lease contract dated 19th / 29th July 2013, the terms of

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2.	Im Übrigen wird auf § 8 Ziffer 2 des Mietvertrages vom 19.07.2013/29.07.2013 Bezug genommen, dessen Regelungen auch hinsichtlich der mit diesem Nachtrag vermieteten Flächen/Räume/Stellplätze Geltung haben soll.

Zustand der Mieträume

Die Parteien vereinbaren, dass die Maßgaben des § 10, Ziffer 1, des Mietvertrages vom 19.07.2013/29.07.2013 in gleicher Weise für die mit diesem Nachtrag neu vermieteten Flächen/ Räume/Stellplätze vollumfänglich gelten sollen. Insbesondere ist dem Mieter bekannt, dass die jetzt zusätzlich vermieteten Flächen derzeit leer stehen, nachdem sie bislang an das Jobcenter Aachen vermietet waren zum Zwecke bloßer Büroräumlichkeiten und zugehöriger Lagerflächen. Der Mieter erkennt deren Zustand für dessen Mietzweck ausdrücklich als vertragsgerecht an, wobei die Vermieterin sich verpflichtet, zur bloßen Renovierung der Räumlichkeiten dem Mieter einen Renovierungskostenzuschuss in gedeckelter Maximalhöhe von 60.000 € zu zahlen, dessen konkrete Höhe ausgehend von einem mieterseits einzuholenden Kostenvoranschlag eines Fachbetriebes zwischen den Parteien ausgehandelt werden soll. Die Vermieterin hat das Recht, einen die gleichen Arbeiten beinhaltenden anderweitigen Kostenvoranschlag einzuholen, um geringere Kosten nachzuweisen. Bei Differenzen zwischen den Kostenvoranschlägen einigen sich die Parteien bereits jetzt auf den geringeren Kostenbetrag zzgl. des hälftigen Differenzbetrages zwischen den Kostenvoranschlägen.

Sonstige Vertragsbestimmungen

1.	Im Übrigen vereinbaren die Parteien, dass auch hinsichtlich der neuen, mit hiesigem Nachtrag vermieteten Räume/Flächen/Stellplätze sämtliche im Mietvertrag vom 19.07.2013/29.07. erfassten Regelungen vollumfänglich Geltung erhalten sollen, weshalb die Parteien ausdrücklich darauf Bezug nehmen. Sofern also mit diesem Nachtrag hinsichtlich der which shall also apply to the space/rooms/parking spaces let under this supplemental contract.

Condition of the Demised Premises

The parties agree that the terms of §10 point 1 of the lease contract dated 19th / 29th July 2013 shall apply in full in the same manner to the space/rooms/parking spaces let pursuant to this supplemental contract. In particular, the Tenant is aware that the additional premises now being let are currently vacant, having been let until now to Jobcenter Aachen for use purely as office premises and associated storage space. The Tenant expressly acknowledges that their condition is in conformity with the contract for its agreed use, and the Landlord agrees to pay the Tenant a renovation contribution capped at a maximum of €60,000 purely to renovate the premises; the actual amount of the contribution will be negotiated between the parties on the basis of a cost estimate to be obtained by the Tenant from a specialist firm. The Landlord is entitled to obtain another cost estimate covering the same work in order to demonstrate that the costs are lower. If there are differences between the cost estimates, the parties agree now to adopt the lower cost, plus half of the difference between the cost estimates.

Miscellaneous Provisions

1.	Otherwise the parties agree that all terms included in the lease contract dated 19th / 29th July 2013 will also remain fully in force in relation to the new rooms/areas/parking spaces let under this supplemental contract, and the parties refer to them expressly for that purpose. Thus, where no firm terms have been agreed in this supplemental contract with regard to the newly let space/rooms/parking spaces, everything regulated in the lease contract dated 19th / 29th July 2013 in respect of the previously let properties shall also apply to the new space/ rooms/parking spaces. The parties are there-

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neu vermieteten Flächen/Räume/Stellplätze keine dezidierten eigenen Regelungen getroffen wurden, gilt alles, was mit Mietvertrag vom 19.07.2013/29.07.2013 hinsichtlich der schon bisher vermieteten Objekte normiert wurde, auch für die neuen Flächen/Räume/Stellplätze. Die Parteien verzichten insoweit auf eine wiederholte Niederschreibung im Nachtrag.

2.	Alle Regelungen im Mietvertrag vom 19.07.2013/29.07.2013 hinsichtlich der schon mit diesem alten Vertrag vermieteten „alten” Flächen/Räume/Stellplätze bleiben gänzlich unberührt, sofern nicht im hiesigen Nachtrag auch diese „alten” Flächen betreffend Abweichendes geregelt wurde.

3.	Ergänzend zum Mietvertrag vom 19.07.2013/29.07.2013, also nunmehr alle vermieteten Flächen/Räume/Stellplätze betreffend, vereinbaren die Parteien insgesamt:

a.)	Nachträgliche Änderungen und Ergänzungen dieses Mietvertrages bedürfen der schriftlichen Vertragsform. Dies gilt auch für einen teilweisen Verzicht auf das Schriftformerfordernis.

b.)	Den Mietparteien sind die besonderen gesetzlichen Schriftformerfordernisse des § 578 BGB iVm. § 550 BGB und die sich hieraus ergebenden Rechtsfolgen bekannt. Sie verpflichten sich hiermit gegenseitig auf jederzeitiges Verlangen einer Partei alle Handlungen vorzunehmen und Erklärungen abzugeben, die erforderlich sind, um dem gesetzlichen Schriftformerfordernis Genüge zu tun und den Mietvertrag nicht unter Berufung auf die Nichteinhaltung der gesetzlichen Schriftform vorzeitig zu kündigen, wobei ein etwaiger Erwerber des Objektes hierdurch nicht gebunden wird.

c.)	Die Parteien verpflichten sich, jeweils das für die jeweilige Partei bestimmte unterschriebene Original-Exemplar dieses Nachtrages inklusive Anklagen zu diesem 1. Nachtrag zum jeweils schon vorhandenen Original-Exemplar des Mietvertrages vom 19.07.2013/29.07.2013 zu nehmen und den fore not repeating it in writing in this supplemental contract.

2.	All terms in the lease contract dated 19th / 29th July 2013 with regard to the “old” space/rooms/parking spaces already let under the old contract remain unaffected in their entirety, save where otherwise agreed in the present supplemental contract in relation to these “old” premises.

3.	By way of amendment to the lease contract dated 19th / 29th July 2013, and therefore in respect of all demised space/rooms/parking spaces, the parties jointly agree:

a.)	Subsequent modifications and amendments to this lease contract must be contained in a written contract. This shall also apply to a partial waiver of the requirement for writing.

b.)	The parties are aware of the specific statutory requirements for writing in Civil Code [BGB] §578 read with Civil Code §550 and the resulting legal consequences. They hereby mutually agree that if either party requests it at any time they will take all steps and make all declarations necessary to satisfy the statutory requirement for writing, and they will not invoke non-compliance with the statutory requirement for writing in order to terminate the lease early; however, this shall not bind a future purchaser of the property.

c.)	The parties agree that they will each place the signed original of this supplemental contract intended for each party, including annexes to this 1st supplemental contract, with the existing original of the lease contract dated 19th / 29th July 2013 and attach the supplemental contract and its annexes to it and its existing 3 annexes

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Nachtrag nebst Anlagen mit diesem und seinen schon vorhandenen 3 Anlagen zu verbinden.

Aachen, den	Aachen, den

/s/ Thomas Hübner	/s/ Dirk Michels

Unterschrift, Thomas Hübner	Unterschrift, Dirk Michels

gewoge AG	Abiomed Europe GmbH

Aachen, den	Aachen, den

/s/ Ulrich Warner	/s/ Rita Geffers

Unterschrift, Ulrich Warner	Unterschrift, Rita Geffers

gewoge AG	Abiomed Europe GmbH

Anlagen/Annexes

Anlagen Nummern I bis VI des 1. Nachtrages vom                      zum Mietvertrag vom 19.07.2013/29.072013

Annexes number I to VI to the 1st supplemental contract dated                      to the lease contract dated 19th / 29th July 2013

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